Exhibit 99.1

KEYARCH ACQUISITION CORPORATION

PRO FORMA BALANCE SHEET

	January 27, 2022	Pro Forma Adjustments (unaudited)		As Adjusted February 8, 2022 (unaudited)
ASSETS
Current assets:
Cash	$1,441,712	-		$1,441,712
Prepaid expenses	29,200	-		29,200
Other current assets	-	15,000,000	a)	-
		450,000	b)
		(300,000	) c)
		(15,150,000	) d)
Total current assets	1,470,912	-		1,470,912
Cash held in Trust Account	101,000,000	15,150,000	d)	116,150,000
Total Assets	$102,470,912	15,150,000		117,620,912

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accrued offering costs and expenses	$627,478	-		$627,478
Total Current Liabilities	627,478	-		627,478

Total Liabilities	627,478	-		627,478

COMMITMENTS AND CONTINGENCIES
Class A ordinary shares subject to possible redemption, 10,000,000 and 11,500,000 shares at redemption value of $10.10	101,000,000	15,000,000	e)	116,150,000
		150,000	f)

Shareholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A ordinary shares; $0.0001 par value; 180,000,000 shares authorized; 700,000 and 745,000 issued and outstanding, respectively (excluding 10,000,000 and 11,500,000 shares subject to possible redemption, respectively)	70	150	a)	75
		5	b)
		(150	) e)
Class B ordinary shares; $0.0001 par value; 20,000,000 shares authorized; 2,875,000 issued and outstanding	287	-		287
Additional paid-in capital	854,709	14,999,850	a)	854,704
		449,995	b)
		(300,000	) c)
		(14,999,850	) e)
		(150,000	) f)
Accumulated deficit	(11,632)	-		(11,632)

Total Shareholders’ Equity	843,434	-		843,434
Total Liabilities and Shareholders’ Equity	$102,470,912	15,150,000		117,620,912

The accompanying notes are an integral part of the financial statement

F-1

KEYARCH ACQUISITION CORPORATION

NOTE TO PRO FORMA BALANCE SHEET (UNAUDITED)

NOTE 1 — CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT (UNAUDITED)

The accompanying unaudited Pro Forma Balance Sheet presents the unaudited Balance Sheet of Keyarch Acquisition Corporation (the “Company”) as of January 27, 2022, adjusted for the closing of the underwriter’s over-allotment option (the “Over-allotment”) and related transactions, which occurred on February 8, 2022 as described below.

On January 27, 2022, the Company sold 10,000,000 Units at a purchase price of $10.00 per Unit generating gross proceeds of $100,000,000 related to the Initial Public Offering (IPO). Each Unit consists of one share of Class A ordinary shares (such shares of Class A ordinary shares included in the Units being offered, the “Public Shares”), one-half of a redeemable warrant (each, a “Public Warrant”) and one right (each, a “Public Right”). Each Public Warrant entitles the holder to purchase one share of Class A ordinary shares at a price of $11.50 per share, subject to adjustment. Ten Public Rights will entitle the holder to one Class A ordinary share.

Simultaneously with the closing of the Initial Public Offering, the Sponsor and EarlyBirdCapital purchased an aggregate of 500,000 Private Placement Units (450,000 Private Placement Units purchased by the sponsor and 50,000 Private Placement Units purchased by EarlyBirdCapital) at a price of $10.00 per Private Placement Unit, for an aggregate purchase price of $5,000,000, in a private placement. Each whole Private Placement Unit will consist of one Class A ordinary share, one-half of one warrant (the “Private Warrant”) and one right (the “Private Rights”). Ten Private Rights will entitle the holder to one Class A ordinary share. The proceeds from the Private Placement Units were added to the proceeds from the Initial Public Offering held in the U.S.-based trust account (the “Trust Account”). If the Company does not complete a Business Combination within the 18 months from the closing of the Initial Public Offering, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

The Company granted the underwriters a 45-day option from the Effective Date to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. As of February 8, 2022, the Underwriters had fully exercised the option and purchased 1,500,000 Over-allotment Units, generating gross proceeds of $15,000,000 held in the Trust Account.

Upon the closing of the Over-allotment on February 8, 2022, the Company consummated a private sale of an additional 45,000 Private Placement Units (40,500 Private Placement Units purchased by the sponsor and 4,500 Private Placement Units purchased by EarlyBirdCapital) at a price of $10.00 per Private Placement Unit, generating gross proceeds of $450,000 placed in the Trust Account. The underwriter was paid $300,000 as the underwriting fees arising from the sale of the Over-allotment Units.

As of February 8, 2022, a total of $116,150,000 of the net proceeds from the IPO (including the Over-allotment Units) and the sale of Private Placement Units was placed in a U.S.-based trust account.

Further, the Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ Over-allotment option described above are as follows:

S.No.	Particulars	Debit	Credit
a)	IPO Proceeds	15,000,000
	Common Stock		150
	Additional paid-in capital		14,999,850
	To record the sale of 1,500,000 over-allotment Units at $10.00 per Unit on February 8, 2022.

b)	IPO Proceeds	450,000
	Common Stock		5
	Additional paid-in capital		449,995
	To record the sale of 45,000 over-allotment Private Placement Units at $10.00 per Unit on February 8, 2022

c)	Additional paid-in capital	300,000
	IPO Proceeds		300,000
	To record the payment of underwriting fees arising from the sale of the over-allotment Units

d)	Cash Held In Trust Account	15,150,000
	IPO Proceeds		15,150,000
	To record transfer of overallotment proceeds to Trust

e)	Common Stock	150
	Additional paid-in capital	14,999,850
	Class A Common Stock Subject to Redemption		15,000,000
	To record the change in common stock subject to redemption from the sale of the over-allotment Units

f)	Additional paid-in capital	150,000
	Class A Common Stock Subject to Redemption		150,000
	To record remeasurement adjustment on redeemable common stock